Exhibit 4.13

SECOND AMENDED AND RESTATED
VOTING AGREEMENT

This Second Amended and Restated Voting Agreement (this “Voting Agreement”) is made as of May 20, 2011, among TetraLogic Pharmaceuticals Corporation, a Delaware corporation (the “Company”), certain holders of the Company’s Preferred Stock, severally and not jointly, listed on Exhibit A hereto (each of which is herein referred to as an “Investor” and all of which are collectively referred to herein as the “Investors”), and certain holders of the Company’s outstanding Common Stock (the “Common Stock”), severally and not jointly, listed on Exhibit B hereto (each of which is herein referred to as a “Common Holder” and all of which are collectively referred to herein as the “Common Holders”). The Investors and the Common Holders are collectively referred to herein as the “Stockholders.”

RECITALS

WHEREAS, certain of the Investors (the “Existing Investors”) hold shares of the Company’s Series A Preferred, Series B Preferred, Series C Preferred and/or shares of Common Stock issued upon conversion thereof and possess certain rights to nominate directors of the Company and other rights pursuant to an Amended and Restated Voting Agreement dated as of July 26, 2010 between the Company, such Existing Investors and certain Common Holders (the “Prior Agreement”); and

WHEREAS, the Company’s Fourth Amended and Restated Certificate of Incorporation (as amended or restated from time to time, the “Restated Certificate”) provides that the holders of shares of the Company’s Series A Preferred Stock and Series B Preferred Stock, voting together as a single, separate class, shall be entitled to elect three (3) directors (the “Junior Preferred Directors”); (ii) the holders of the Company’s Series C Preferred Stock (the “Series C Preferred”) and Series C-1 Preferred Stock (the “Series C-1 Preferred”), voting together as a single, separate class, shall be entitled to elect two (2) directors (the “Series C Directors” and together with the Junior Preferred Directors known herein as the “Preferred Directors”); and (iii) the holders of the Common Stock and the Preferred Stock, voting together as a single class, shall be entitled to elect all other directors of the Corporation; and

WHEREAS, the Existing Investors are holders of at least sixty percent (60%) of the then outstanding shares of Series C Preferred Stock of the Company, and desire to amend and restate the Prior Agreement in its entirety and to accept the rights created pursuant to this Voting Agreement in lieu of the rights granted to them under the Prior Agreement; and

WHEREAS, certain of the Investors are parties to that certain Series C-1 Preferred Stock Purchase Agreement of even date herewith between the Company and certain of the Investors (the “Purchase Agreement”), under which certain of the Company’s and such Investors’ obligations are conditioned upon the execution and delivery of this Voting Agreement by such Investors, Existing Investors holding at least sixty percent (60%) of the then outstanding shares of Series C Preferred, holders of at least a majority of the Common Stock of the Company then held by the Common Stockholders listed on Exhibit A attached to the Prior Agreement and the Company.

NOW, THEREFORE, BE IT RESOLVED, the Existing Investors and the Common Stockholders listed on Exhibit A attached to the Prior Agreement hereby agree that the Prior Agreement shall be superseded and replaced in its entirety by this Voting Agreement, and the parties to this Voting Agreement further agree as follows:

AGREEMENT

1.                                      Shares Subject to Agreement. Each Stockholder agrees to hold all shares of Company voting securities beneficially owned or controlled by such Stockholder, whether now owned or hereafter acquired (hereinafter referred to as the “Voting Shares”), subject to, and to vote the Voting Shares in accordance with, the provisions of this Voting Agreement.

2.                                      Obligations to Vote Voting Shares for Specific Nominee.

2.1.                       Junior Preferred Directors. At any annual or special meeting called, or in connection with any other action (including the execution of written consents) taken for the purpose of electing directors to the Board of Directors (the “Board”), each of the Stockholders agrees, whether or not cumulative voting is in effect, to vote (or to act with respect to) such Stockholder’s Voting Shares in a manner that would cause the nomination and election of three (3) members of the Board designated by the holders of at least a majority of the then outstanding Series A Preferred Stock of the Company (the “Series A Preferred”) and Series B Preferred Stock of the Company (the “Series B Preferred”), voting together as a single class (each, a “Junior Preferred Director”), who initially shall be Harold Werner, Paul Schmitt and Brenda Gavin. Any amendment or waiver with respect to the rights under this Section 2.1, Section 2.5 and Section 2.6 shall require the prior written approval of the holders of at least a majority of the then outstanding Series A Preferred and Series B Preferred, voting together as a single class.

2.2.                       Series C Directors. At any annual or special meeting called, or in connection with any other action (including the execution of written consents) taken for the purpose of electing directors to the Board, each of the Stockholders agrees, whether or not cumulative voting is in effect, to vote (or to act with respect to) such Stockholder’s Voting Shares in a manner that would cause the nomination and election of two (2) members of the Board (each, a “Series C Director”) as follows: (a) one (1) designated by Clarus Lifesciences II, L.P. or its affiliates (“Clarus”) who initially shall be Michael Steinmetz; and (b) one (1) designated by Hatteras Venture Partners III, LP or its affiliates, who initially shall be Douglas Reed. The Clarus designee shall have the right to serve on any committee of the Board. Any amendment or waiver with respect to the rights under this Section 2.2, Section 2.5 and Section 2.6 shall require the prior written approval of the holders of at least sixty percent (60%) of the then outstanding Series C Preferred and Series C-1 Preferred, voting together as a single class.

2.3.                       CEO Director. At any annual or special meeting called, or in connection with any other action (including the execution of written consents) taken for the purpose of electing directors to the Board, each of the Stockholder agrees, whether or not cumulative voting is in effect, to vote (or to act with respect to) such Stockholder’s Voting Shares in a manner that would cause the nomination and election of the Company’s then-current Chief Executive Officer to the Board (who shall become the “CEO Director”). The initial CEO Director designee shall be John Gill.

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2.4.                       Industry Directors. At any annual or special meeting called, or in connection with any other action (including the execution of written consents) taken for the purpose of electing directors to the Board, each of the Stockholders agrees, whether or not cumulative voting is in effect, to vote (or to act with respect to) such Stockholder’s Voting Shares in a manner that would cause the nomination and election of up to three (3) members of the Board designated jointly by a majority of the Preferred Directors (including at least one Series C Director) and the CEO Director, (the “Industry Directors”), each of whom shall be an industry expert who is not an employee or officer of the Company or any of the Investors or a partner or director of, or affiliated with, any of the Investors (except that Andrew Pecora and James Woody each may serve as an Industry Director, subject to the provisions hereof) who initially shall be Andrew Pecora and James Woody (who is acting as a director of the Company at the request and as a representative, but not as a designee, of Latterell Venture Partners III, L.P. together with its affiliates (“LVP”)) and the remaining Industry Director shall initially be vacant. Each Industry Director shall be elected for a term of one (1) year (each such term, an “Industry Director Term”); provided, however, that the Industry Director Term for James Woody shall be two (2) years (the “Woody Director Term”) following which James Woody shall cease to be a director of the Company and the size of the Board shall be decreased by one (1) member from its then existing size. Upon the expiration of an Industry Director Term, unless a majority of the Board, including at least one Series C Director, approves the re-election of the then-serving Industry Director for an additional Industry Director Term within thirty (30) days, the Industry Director shall cease to be a director of the Company and a majority of the Preferred Directors, including at least one Series C Director, and the CEO Director shall appoint a new individual (in accordance with the Company’s Restated Certificate and Bylaws) to serve as an Industry Director.

2.5.                       Appointment of Directors. In the event of the resignation, death, removal or disqualification of a director designated by the persons or classes or series of stock entitled to designate directors under Sections 2.1 through 2.4, as the case may be (in any such case the “Designating Party”), the Designating Party shall promptly designate a new director, and, after written notice of the such designee’s nomination has been given by the Designating Party to the other Stockholders and to the Company, the Stockholders shall promptly vote or act with respect to their Voting Shares to elect such designee to the Board.

2.6.                       Removal. The Designating Party may remove its designated director at any time and from time to time, with or without cause (subject to the Bylaws of the Company as in effect from time to time and any requirements of law), in its or their sole discretion, and after written notice to each of the other Stockholders and the Company of the new designee to replace such director, the Stockholders shall promptly vote or act with respect to their Voting Shares to elect such designee to the Board. Additionally, if for any reason the individual serving as the CEO Director shall cease to serve as the chief executive officer of the Company, each of the Stockholders shall promptly vote their respective shares (i) to remove the former chief executive officer from the Board if such person has not resigned as a member of the Board and (ii) to elect such person’s replacement as chief executive officer of the Company as the new CEO Director.

2.7.                       Change in the Size of the Board. The Stockholders agree not to take any action, whether at any annual or special meeting of the Company’s stockholders or in connection with any other action (including the execution of written consents) taken, to increase or decrease

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the size of the Board from its current size of nine (9) members; provided, however, that such Board size may be subsequently increased or decreased pursuant to an amendment of this Voting Agreement in accordance with Section 12.10 hereof and in accordance with the Company’s Restated Certificate and Bylaws; provided, further, that pursuant to Section 2.4, following the expiration of the Woody Director Term the size of the Board shall be reduced by one (1) member from its then existing size.

2.8.                            Observer Rights.

(a)                                 Amgen Ventures, LLC (“Amgen”) shall be entitled to designate an individual (an “Amgen Observer”), who shall initally be Janis Naeve (or some other individual approved by the Board, including at least one Series C Director), and who shall be entitled (i) to be present at all meetings of the Board, and (ii) to receive advance notice of all such meetings, including such meetings’ time and place, in the same manner as the directors. The Amgen Observer shall not have the right to vote at any meetings and shall not be entitled to any indemnification or insurance coverage provided by the Company particular to officers and directors of the Company. The Company, in its sole discretion, reserves the right to exclude the Amgen Observer from all or part of any meeting of the Board and to withhold information and redact portions or entire documents to the extent reasonably necessary to protect confidential information of the Company, maintain a legal privilege or address any actual or potential conflict of interest between the Amgen Observer or Amgen or any of Amgen’s affiliates, on the one hand, and the Company, on the other hand. The observer rights provided under this Section 2.8(a) shall terminate upon the date that Amgen owns less than the full amount of shares of Series C Preferred than it has purchased pursuant to the Purchase Agreement. Any amendment or waiver to this Section 2.8(a) shall require the prior written consent of Amgen.

(b)                                 Following the date James Woody shall cease to be a director of the Company, for so long as LVP holds at least five percent (5%) of the then outstanding shares of Preferred Stock of the Company, LVP shall be entitled to designate an individual (a “LVP Observer”) (i) to be present at all meetings of the Board, and (ii) to receive advance notice of all such meetings, including such meetings’ time and place, in the same manner as the directors. The LVP Observer shall not have the right to vote at any meetings and shall not be entitled to any indemnification or insurance coverage provided by the Company particular to officers and directors of the Company. The Company, in its sole discretion, reserves the right to exclude the LVP Observer from all or part of any meeting of the Board and to withhold information and redact portions or entire documents to the extent reasonably necessary to protect confidential information of the Company, maintain a legal privilege or address any actual or potential conflict of interest between the LVP Observer or LVP or any of LVP’s affiliates, on the one hand, and the Company, on the other hand. Any amendment or waiver to this Section 2.8(b) shall require the prior written consent of LVP.

(c)                                  For so long as The Vertical Group, L.P. together with its affiliates (“Vertical”) holds at least five percent (5%) of the then outstanding shares of Preferred Stock of the Company, Vertical shall be entitled to designate an individual (a “Vertical Observer”) (i) to be present at all meetings of the Board, and (ii) to receive advance notice of all such meetings, including such meetings’ time and place, in the same manner as the directors. The Vertical Observer shall not have the right to vote at any meetings and shall not be entitled to any

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indemnification or insurance coverage provided by the Company particular to officers and directors of the Company. The Company, in its sole discretion, reserves the right to exclude the Vertical Observer from all or part of any meeting of the Board and to withhold information and redact portions or entire documents to the extent reasonably necessary to protect confidential information of the Company, maintain a legal privilege or address any actual or potential conflict of interest between the Vertical Observer or Vertical or any of Vertical’s affiliates, on the one hand, and the Company, on the other hand. Any amendment or waiver to this Section 2.8(c) shall require the prior written consent of Vertical.

(d)                                 For so long as Nextech III Oncology, LPCI (“Nextech”), together with its affiliates, holds at least fifty percent (50%) of the shares of Series C-1 Preferred originally purchased by it under the Purchase Agreement, Nextech shall be entitled to designate an individual (a “Nextech Observer”) (i) to be present at all meetings of the Board, and (ii) to receive advance notice of all such meetings, including such meetings’ time and place, in the same manner as the directors. The Nextech Observer shall not have the right to vote at any meetings and shall not be entitled to any indemnification or insurance coverage provided by the Company particular to officers and directors of the Company. The Company, in its sole discretion, reserves the right to exclude the Nextech Observer from all or part of any meeting of the Board and to withhold information and redact portions or entire documents to the extent reasonably necessary to protect confidential information of the Company, maintain a legal privilege or address any actual or potential conflict of interest between the Nextech Observer or Nextech or any of Nextech’s affiliates, on the one hand, and the Company, on the other hand. Any amendment or waiver of this Section 2.8(d) shall require the prior written consent of Nextech.

2.9.                       Termination of Designation Rights. In the event that the shares of the Company’s Preferred Stock held by any Stockholder are converted into Common Stock pursuant to Section B.3 of the Restated Certificate (each such Stockholder a “Converting Stockholder”), any right of such Converting Stockholder to nominate or designate a director of the Company pursuant to Section 2.1 or Section 2.2 above shall terminate at the time of such conversion.

3.                                 Sale of the Company. If an acquisition of the Company by another entity by means of any transaction or series of related transactions other than by means of a transaction or series of transactions (including, without limitation, any stock acquisition, reorganization, merger or consolidation but excluding any sale of stock by the Company for capital raising purposes) in which the holders of the voting securities of the Company outstanding immediately prior to such transaction continue to retain (either by such voting securities remaining outstanding or by such voting securities being converted into voting securities of the surviving entity or the entity whose securities are issued pursuant to such transaction or series of related transactions), at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or such issuing entity outstanding immediately after such transaction or series of transaction, or a sale of all or substantially all of the assets of the Company (such events referred to herein collectively, as a “Sale of the Company”), is approved by the Board, including at least one Series C Director, and the holders of a majority of the outstanding shares of Series C Preferred and Series C-1 Preferred (voting as a single class), including Clarus, (the “Sale Majority”) (whether at an annual or special meeting of stockholders or by written consent in lieu of a meeting of stockholders or by the tender of their shares, an “Approved Sale”), then

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each of the Stockholders hereby agrees, with respect to all Voting Shares of the Company over which he, she or it exercises voting or dispositive authority:

(i)                                after receiving proper notice of any meeting of stockholders of the Company to vote on the approval of the Approved Sale, to be present, in person or by proxy, as a holder of Voting Shares, at all such meetings and be counted for the purposes of determining the presence of a quorum at such meetings;

(ii)                             to vote (in person, by proxy or by action by written consent, as applicable) all of its Voting Shares for such the Approved Sale, and to sell, transfer or exchange all of such Stockholder’s shares of capital stock of the Company in connection with such transaction on the same terms as those consented to by such consenting holders of the Company’s voting capital stock as appropriate for the Common Stock and/or Preferred Stock held by such Stockholder; provided, however, that nothing herein shall obligate any Stockholder who is (or whose designee is) also a director to vote in any manner in such Stockholder’s capacity as a director;

(iii)                          to refrain from exercising any dissenters’ rights, appraisal rights or similar rights under applicable law at any time with respect to such Approved Sale;

(iv)                         to execute and deliver such instruments of conveyance and transfer and take such other action, including, as applicable, executing any purchase agreement, merger agreement, indemnity agreement, escrow agreement or related documents, as may be reasonably required by the Company in order to carry out the terms and provisions of this Section 3; and

(v)                            at the closing of such transaction to deliver, against receipt of the consideration payable in such transaction, certificates representing the capital stock of the Company which such Stockholder holds of record or beneficially, with all endorsements necessary for transfer.

No Stockholder shall be subject to the requirements of this Section 3 with respect to an Approved Sale if such Approved Sale (A) requires that the payment with respect to each share of stock in the Company held by such Stockholder is not in accordance with the Restated Certificate in accordance with its terms and applicable law but without reliance on this Section 3, if such Approved Sale were a “Liquidation” within the meaning of Article Four, Section 2(c) thereof (or such equivalent Article and Section thereof), (B) provides that such Stockholder will not receive the same form of consideration or the same per share consideration for their shares of Common Stock or Preferred Stock, as applicable, as all others holders of such Common Stock or Preferred Stock, as applicable, or (C) requires such Stockholder to agree to any indemnification obligations which (1) are joint and several, (2) are for breaches of representations and warranties of any person or entity other than the Company or such Stockholder, (3) provide for indemnification other than in proportion to such Stockholder’s ownership interest in the Company, determined on a fully-diluted as-converted to common stock basis (excluding: (i) all shares issuable pursuant to the exercise of an option wherein such right of exercise has not yet vested as of the closing of the Approved Sale; (ii) all shares exercisable pursuant to either a warrant or an option for which the exercise price is greater than the fair market value of the

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underlying shares as of the closing of the Approved Sale; and (iii) all options and shares reserved for the issuance of options under any of the Company’s equity incentive plans for which options have not yet issued as of the closing of the Approved Sale), and (4) are not limited to the value of the consideration actually received by such Stockholder pursuant to such Approved Sale (excluding liability for such Stockholder’s own fraud). In addition and without limitation to the foregoing, no Stockholder shall be subject to the requirements of this Section 3 with respect to an Approved Sale if such Stockholder is required to provide indemnification in connection with such Approved Sale and any of the Stockholders comprising a part of the Sale Majority are not required to provide indemnification or if such Stockholder’s indemnification obligations in connection with such Approved Sale are upon terms and conditions which are less favorable to such Stockholder than the terms and conditions upon which any of the Stockholders comprising a part of the Sale Majority are obligated to provide indemnification in connection with such Approved Sale.

4.                                 Other Matters. In the event that the taking of any one or more of the actions listed in Article Fourth, Section B.5(b)(i), (ii), and (vi) of the Restated Certificate (an “Approved Action”) would require a separate vote by the holders of the Series C-1 Preferred under Section 242(b)(ii) of the General Corporation Law of the State of Delaware, then each holder of Series C-1 Preferred hereby agrees, with respect to all shares of Series C-1 Preferred over which he, she or it exercises voting or dispositive authority, to vote (in person, by proxy or by written consent, as applicable) all of such Series C-1 Preferred shares in favor of the Approved Action if (a) the holders of at least fifty-three percent (53%) of the then outstanding Series C Preferred approve (by vote or written consent as provided by law) the taking of such Approved Action and (b) such Approved Action does not (i) alter or amend Article Fourth, Section B.3(h)(ii) of the Restated Certificate, or the rights of the holders of the Series C-1 Preferred pursuant to such Article Fourth, Section B.3(h)(ii), prior to the Series C-1 Special Antidilution Termination Time (as defined in the Restated Certificate) or (ii) alter or change the powers, preferences or special rights of the Series C-1 Preferred so as to adversely affect the Series C-1 Preferred in a manner that is disproportionately unfavorable to the Series C-1 Preferred as compared with the Series C Preferred.

5.                                 Termination. This Voting Agreement shall terminate upon the earlier to occur of any one of the following events: (a) the consummation of the Company’s first offering of the Common Stock of the Company to the general public that is affected pursuant to a registration statement filed with, and declared effective by, the Securities Exchange Commission under the Securities Act of 1933,  as amended; or (b) the merger or consolidation of the Company, provided that the Company’s stockholders of record as constituted immediately prior to such transaction hold less than fifty percent (50%) of the voting power of the surviving or acquiring entity.

6.                                 Successors in Interest. The provisions of this Voting Agreement shall be binding upon the successors in interest to any of the Voting Shares. The Company shall not permit the transfer of any of the Voting Shares on its books or issue a new certificate representing any of the Voting Shares unless and until the person to whom such security is to be transferred shall have executed a written agreement pursuant to which such person becomes a

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party to this Voting Agreement and agrees to be bound by all the provisions hereof as if such person were a Stockholder.

7.                                 Legend. Each certificate representing any of the Voting Shares shall be marked by the Company with a legend reading as follows:

THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A VOTING AGREEMENT (A COPY OF WHICH MAY BE OBTAINED FROM THE ISSUER) AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON HOLDING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SAID VOTING AGREEMENT.

At any time after the termination of this Voting Agreement in accordance with Section 4, any holder of a stock certificate legended pursuant to this Section 7 may surrender such certificate to the Company for removal of the legend, and the Company will duly reissue a new certificate without the legend.

8.                                 No Liability for Election of Recommended Directors. Neither the Company nor any Stockholder, nor any officer, director, stockholder, partner, employee or agent of any such party, makes any representation or warranty as to the fitness or competence of the designee of any party hereunder to serve on the Board by virtue of such party’s execution of this Voting Agreement or by the act of such party in voting for such nominee pursuant to this Voting Agreement.

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9.                                 Grant of Proxy. If a Stockholder fails or refuses to vote or sell his, her or its Voting Shares as required by, or votes his, her or its Voting Shares in contravention of, this Voting Agreement, then each such Stockholder hereby grants to the individual selected by the holders of a majority of the Series C Preferred (the “Attorney-In-Fact”) an irrevocable (until such time as this Voting Agreement terminates or expires) proxy, coupled with an interest, to vote such Voting Shares in accordance with this Agreement and hereby appoints the Attorney-In-Fact as such Stockholder’s attorney-in-fact, only to vote such Stockholder’s Voting Shares and to sell such Stockholder’s capital stock in the Company in accordance with the terms of this Voting Agreement. In the event the Attorney-In-Fact is unable or unwilling to act as attorney in fact as set forth above, the holders of at least a majority of the Series C Preferred shall be entitled to appoint a new attorney-in-fact in substitution thereof.

10.                          Board Expenses. The Company will reimburse reasonable out-of-pocket expenses incurred by (a) any Designating Party’s representative member of the Board for the purpose of attending Board meetings and conducting other Company business in such person’s capacity as a director of the Company, and (b) the Nextech Observer or Nextech for the purpose of attending Board meetings and conducting other Company business in such person’s capacity as an observer to the Board, including coach class air travel to and from all Board meetings. If, on any flight, the Nextech Observer travels in an upgraded class, the Company only shall be required to reimburse the Nextech Observer or Nextech for the cost of a coach class fare on such flight. Any amendment or waiver of Section 10(b) shall require the prior written consent of Nextech.

11.                          Covenants of the Company.

11.1.                     Cooperation.  The Company agrees to use commercially reasonable efforts to provide that the parties to this Voting Agreement enjoy the benefits of this Voting Agreement. Such actions include, without limitation, the Company causing the nomination of the directors as provided above. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be performed under this Voting Agreement by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Voting Agreement and in the taking of all such actions as may be reasonably necessary to protect the rights of the parties to this Voting Agreement against impairment.

11.2.                     Additional Parties.  The Company shall use its commercially reasonable efforts to have each of holder of Common Stock who owns three percent (3%) or more of the outstanding Common Stock (assuming the conversion, exercise or exchange of all outstanding securities that are directly or indirectly convertible into, or exercisable or exchangeable for, Common Stock (collectively, “Convertible Securities”)) become a party to this Voting Agreement as a Common Holder. The Stockholders and the Company hereby agree that each such Common Holder, by executing a Joinder Agreement in the form attached hereto as Exhibit C, shall automatically be joined as a party hereto pursuant to this Section 11.2 without the need to obtain the consent of any party, and shall be deemed to be a Common Holder for all purposes hereof.

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12.                          Miscellaneous.

12.1.                     Governing Law.  This Voting Agreement shall be governed in all respects by the laws of the State of Delaware without regard to choice of laws or conflict of laws provisions of Delaware or any other jurisdiction.

12.2.                     Successors and Assigns.  Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto. Nothing in this Voting Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Voting Agreement, except as expressly provided by this Voting Agreement.

12.3.                     Entire Agreement.  This Voting Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof and supersedes and replaces in its entirety the Prior Agreement. Subject to the provisions of Section 12.10 below, neither this Voting Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought, unless otherwise provided.

12.4.                Notices, Etc.  All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, return receipt requested, or otherwise delivered by hand or by messenger or confirmed facsimile, addressed (a) if to a Stockholder, at such Stockholder’s address set forth the signatures page of this Voting Agreement, or at such other address as such Stockholder shall have furnished to the Company in writing, or (b) if to the Company, at its address set forth on the signature page of this Voting Agreement addressed to the attention of the Corporate Secretary, or at such other address as the Company shall have furnished to the Stockholders. Unless specifically stated otherwise, if notice is provided by mail, it shall be deemed to be delivered upon proper deposit in a mailbox, if notice is provided by facsimile, it shall be deemed to be delivered upon receipt by the sender of confirmation of facsimile transmission, and if notice is delivered by hand or by messenger, it shall be deemed to be delivered upon actual delivery.

12.5.                Delays or Omissions.  No delay or omission to exercise any right, power, or remedy accruing to any party upon any breach or default of another party under this Voting Agreement shall impair any such right, power, or remedy of such party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent, or approval of any kind or character on the part of any party of any breach or default under this Voting Agreement, or any waiver on the part of any party of any provisions or conditions of this Voting Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing or as provided in this Voting Agreement. All remedies, either under this Voting Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

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12.6.    Dispute Resolution Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Voting Agreement, the prevailing party shall be entitled to reasonable attorney’s fees, costs, and disbursements in addition to any other relief to which such party may be entitled.

12.7.    Counterparts. This Voting Agreement may be executed in any number of counterparts and signatures may be delivered by facsimile, each of which may be executed by less than all parties, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

12.8.    Severability. If any provision of this Voting Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Voting Agreement and the balance of the Voting Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

12.9.    Titles and Subtitles.  The titles and subtitles used in this Voting Agreement are used for convenience only and are not to be considered in construing or interpreting this Voting Agreement.

12.10. Amendment and Waiver. Subject to the terms of Section 2.1, 2.2 and 2.8, any provision of this Voting Agreement other than Section 4 may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company, the holders of at least sixty percent (60%) of the then outstanding shares of Series C Preferred and Series C-1 Preferred, voting together as single class, and the holders of at least a majority-in-interest of the Common Stock held by the Common Holders (assuming for this purpose that each Common Holder holds, in addition to all then outstanding shares of Common Stock held by such Common Holder, all shares of Common Stock issuable upon the conversion, exercise or exchange of the then vested portion of all Convertible Securities then held by such Common Holder); provided that, no such amendment shall adversely affect any Stockholder in a different or disproportionate manner relative to the other Stockholders of the same class or series unless such amendment is agreed to in writing by such adversely affected Stockholder. Section 4 of this Voting Agreement may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) only with the prior written consent of the Company, the holders of at least sixty percent (60%) of the then outstanding shares of Series C Preferred and Series C-1 Preferred, voting together as single class, and the holders of at least fifty-one percent (51%) of the then outstanding shares of Series C-1 Preferred, voting as a separate class; provided that, no such amendment shall adversely affect any Stockholder in a different or disproportionate manner relative to the other Stockholders of the same class or series unless such amendment is agreed to in writing by such adversely affected Stockholder. Notwithstanding the foregoing, the Company may update and amend Exhibit A to this Voting Agreement and add parties to this Voting Agreement as Investors if such parties become holders of Voting Shares of the Company upon execution by such parties of a signature page to this Voting Agreement without the consent of any other party

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hereto. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Stockholder and the Company.

12.11. Stock Splits, Stock Dividends, etc. In the event of any issuance of Voting Shares hereafter to any of the parties hereto (including, without limitation, in connection with any stock split, stock dividend, recapitalization, reorganization or the like), such shares shall become subject to this Voting Agreement and shall be endorsed with the legend set forth in Section 6.

[THIS SPACE LEFT BLANK INTENTIONALLY]

12

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first above written.

COMPANY:

TETRALOGIC PHARMACEUTICALS CORPORATION

By:	/s/ John M. Gill
	Name:	John M. Gill
	Its:	Chief Executive Officer

Address:	343 Phoenixville Pike
Malvern, PA 19355

INVESTORS:

ONC PARTNERS, L.P.

By:	/s/

Name:	ONC General Partner Limited
(print)
Title:	General Partner

Address: 26 New Street, St Helier, JE2 3RA, New Jersey

NEXTECH III ONCOLOGY, LPCI

By:

Name:	Nextech III GP Ltd
(print)
Title:	General Partner

Address: Scheuchzerstrasse 35 - CH - 8006 Zurich, Switzerland

[SIGNATURE PAGE TO VOTING AGREEMENT]

INVESTORS:

ONC PARTNERS, L.P.

By:

Name:	ONC General Partner Limited
(print)
Title:	General Partner

Address: 26 New Street, St Helier, JE2 3RA, New Jersey

NEXTECH III ONCOLOGY, LPCI

By:	/s/

Name:	Nextech III GP Ltd
(print)
Title:	General Partner

Address: Scheuchzerstrasse 35 - CH - 8006 Zurich, Switzerland

[SIGNATURE PAGE TO VOTING AGREEMENT]

PFIZER INC.

By:	/s/ Barbara J. Dalton

Name:	Barbara Dalton

Title:	Vice President, Capital Worldwide Business Development & Innovation

[SIGNATURE PAGE TO VOTING AGREEMENT]

CLARUS LIFESCIENCES II, L.P.

By:	Clarus Ventures II GP, LP, its General Partner

By:	Clarus Ventures II, LLC, its General Partner

By:	/s/

Name:
(print)

Title:

Address:	c/o Clarus Ventures, LLC 101 Main Street, Suite 1210 Cambridge MA 02142

[SIGNATURE PAGE TO VOTING AGREEMENT]

HATTERAS VENTURE PARTNERS III, LP

By:	HATTERAS VENTURE ADVISORS, LLC, ITS
GENERAL PARTNER

Signature:	/s/ Douglas Reed
Name:	Douglas Reed
Title:	Manager

Address:	c/o Hatteras Venture Partners 280 S. Mangum Street, Suite 350 Durham, NC 27701

HATTERAS VENTURE AFFILIATES III, LP

By:	HATTERAS VENTURE ADVISORS, LLC, ITS
GENERAL PARTNER

Signature:	/s/ Douglas Reed
Name:	Douglas Reed
Title:	Manager

Address:	c/o Hatteras Venture Partners 280 S. Mangum Street, Suite 350 Durham, NC 27701

[SIGNATURE PAGE TO VOTING AGREEMENT]

LATTERELL VENTURE PARTNERS III, L.P.

By:	Latterell Capital Management III, L.L.C.
Its:	General Partner

By:	/s/ Patrick F. Latterell
Name:	Patrick F. Latterell
Its:	Managing Member

LVP III ASSOCIATES, L.P.

By:	Latterell Capital Management III, L.L.C.
Its:	General Partner

By:	/s/ Patrick F. Latterell
Name:	Patrick F. Latterell
Its:	Managing Member

LVP III PARTNERS, L.P.

By:	Latterell Capital Management III, L.L.C.
Its:	General Partner

By:	/s/ Patrick F. Latterell
Name:	Patrick F. Latterell
Its:	Managing Member

Address:	1 Embarcadero Center
Suite 4050
San Francisco, CA 94111

[SIGNATURE PAGE TO VOTING AGREEMENT]

VERTICAL FUND I, L.P.

By:	The Vertical Group, L.P.
Its:	General Partner

By:	The Vertical Group GPHC, LLC
Its:	General Partner

By:	/s/ John E. Runnells

Name:	John E. Runnells

Its:	Authorized Signatory

VERTICAL FUND II L.P.

By:	The Vertical Group, L.P.
Its:	General Partner

By:	The Vertical Group GPHC, LLC
Its:	General Partner

By:	/s/ John E. Runnells

Name:	John E. Runnells

Its:	Authorized Signatory

[SIGNATURE PAGE TO VOTING AGREEMENT]

QUAKER BIOVENTURES, L.P.

By:	QUAKER BIOVENTURES CAPITAL, L.P.,
Its general partner

By:	QUAKER BIOVENTURES CAPITAL, LLC,
Its general partner

By:	/s/ Brenda D. Gavin

Name:	Brenda D. Gavin

Title:	Partner

QUAKER BIOVENTURES TOBACCO FUND, L.P.

By:	QUAKER BIOVENTURES CAPITAL, L.P.,
Its general partner

By:	QUAKER BIOVENTURES CAPITAL, LLC,
Its general partner

By:	/s/ Brenda D. Gavin

Name:	Brenda D. Gavin

Title:	Partner

BIOADVANCE VENTURES, L.P.

By:	BIOADVANCE GP I, L.P., its general partner

By:	QUAKER BIOADVANCE MANAGEMENT, L.P.,
Its general partner

By:	QUAKER BIOVENTURES CAPITAL, LLC,
Its general partner

By:	/s/ Brenda D. Gavin

Name:	Brenda D. Gavin

Title:	Partner

[SIGNATURE PAGE TO VOTING AGREEMENT]

AMGEN VENTURES LLC

By:	/s/ Janis C. Naeve

Name:	Janis C. Naeve
(print)
Title:	Managing Director

[SIGNATURE PAGE TO VOTING AGREEMENT]

/s/ George Mclendon
GEORGE MCLENDON

[SIGNATURE PAGE TO VOTING AGREEMENT]

PECORA AND COMPANY, LLC

By:	/s/ Andrew Pecora

Name:	Andrew Pecora
(print)
Title:	Chairman

[SIGNATURE PAGE TO VOTING AGREEMENT]

HEALTHCARE VENTURES VII, L.P.

By:	HealthCare Partners VII, L.P.,
Its General Partner

By:	/s/ Jeffrey B. Steinberg
Name:	Jeffrey B. Steinberg
Title:	Administrative Partner

[SIGNATURE PAGE TO VOTING AGREEMENT]

NOVITAS CAPITAL III, L.P.

By:	Novitas Capital III GP, L.P.,
Its General Partner

By:	Novitas Capital III GP, Manager, LLC,
Its General Partner

By:	/s/ Paul J Schmitt

Name:	Paul J Schmitt
(print)
Title:	Managing Director

[SIGNATURE PAGE TO VOTING AGREEMENT]

KAMMERER & ASSOCIATES, LP

By:	/s/ Rudolph Kammerer

Name:	Rudolph Kammerer
(print)
Title:	Manager

[SIGNATURE PAGE TO VOTING AGREEMENT]

COMMON STOCKHOLDERS:

/s/ George Mclendon
GEORGE MCLENDON

Heather McLendon Irrevocable Trust

By:	/s/ George Mclendon

Name:	George Mclendon
(print)
Title:	Trustee

Audrey McLendon Irrevocable Trust

By:	/s/ George Mclendon

Name:	George Mclendon
(print)
Title:	Trustee

/s/ Terry Mclendon
TERRY MCLENDON

JOHN M. GILL

MARK MCKINLAY

[SIGNATURE PAGE TO VOTING AGREEMENT]

COMMON STOCKHOLDERS:

GEORGE MCLENDON

Heather McLendon Irrevocable Trust

By:

Name:
(print)
Title:

Audrey McLendon Irrevocable Trust

By:

Name:
(print)
Title:

TERRY MCLENDON

/s/ John M. Gill
JOHN M. GILL

/s/ Mark McKinlay
MARK MCKINLAY

[SIGNATURE PAGE TO VOTING AGREEMENT]

Exhibit A

INVESTORS

ONC Partners, L.P.

Nextech III Oncology, LPCI

Pfizer, Inc.

Clarus Lifesciences II, L.P.

Hatteras Venture Partners III, LP

Hatteras Venture Affiliates III, LP

Latterell Venture Partners III, L.P.

LVP III Associates, L.P.

LVP III Partners, L.P.

Vertical Fund I, LP

Vertical Fund II, LP

Quaker BioVentures, L.P.

Quaker BioVentures Tabacco Func, L.P.

BioAdvance Ventures, L.P.

Amgen Ventures LLC

HealthCare Ventures VII, L.P.

Novitas Capital III, L.P.

Kammerer & Associates, L.P.

George McLendon

Pecora and Company, LLC

A-1

Exhibit B

COMMON HOLDERS

George McLendon, Ph.D.

John M. Gill

Heather McLendon Irrevocable Trust

Audrey McLendon Irrevocable Trust

Mark McKinlay

Terry McLendon

T. Kavitha Rani

Susan Billings

Lynne and Alex Georgopoulos

David Weng

Alexei Degterev

Junying Yuan

Yigong Shi

[Confirm no others to add]

B-1

Exhibit C

JOINDER AGREEMENT

I,__________________________, a holder of shares of Common Stock of TetraLogic Pharmaceuticals Corporation, hereby agree to become a “Common Holder” pursuant to that certain Second Amended and Restated Voting Agreement dated as of May______, 2011 (as amended and/or restated from time to time), and further agree to be bound by and subject to all of the terms and conditions thereof, in my capacity as a Common Holder thereunder.

Date:

C-1